Exhibit 10.62

FIRST AMENDMENT TO LOAN AGREEMENT

(Mezzanine C)

THIS FIRST AMENDMENT TO LOAN AGREEMENT (Mezzanine C) ("Amendment") is made the 19th day of October, 2010 (the "Effective Date") by and between TPG-CENTERPOINTE MEZZANINE 3, LLC, a Delaware limited liability company ("Borrower"), having its principal place of business at c/o Thomas Properties Group, Inc., City National Plaza, 515 South Flower Street, Sixth Floor, Los Angeles, California 90071, and WHSF NEVADA, LLC, a Nevada limited liability company (together with its successors and assigns, "Lender"), with an office at 2850 West Horizon Ridge Parkway, Suite 200, Henderson, Nevada 89052.

RECITALS

    Borrower is the owner of that certain Collateral, which is defined in that certain Pledge and Security Agreement (Mezzanine C), dated as of October 15, 2007 (the "Security Instrument"), by Borrower in favor of UBS Real Estate Securities Inc., a Delaware corporation (the "Original Lender").

    On October 15, 2007 (the "Closing Date"), Borrower executed and delivered to Original Lender, inter alia, a certain Promissory Note (the "Note") evidencing a loan in the original principal amount of up to Twenty-Two Million One Hundred Sixty-Two Thousand Four Hundred Forty-Four and No/100 Dollars ($22,162,444) (the "Loan"), repayment of which is secured, inter alia, by the Security Instrument and evidenced by that certain Mezzanine Loan Agreement (Mezzanine Loan C), dated as of October 15, 2007 (the "Loan Agreement"), by and between Borrower and Original Lender. The Security Instrument, the Note, the Loan Agreement and the other documents described in or accompanying the Note, as amended from time to time, are hereinafter collectively referred to as the "Loan Documents".

C. Original Lender assigned all of its interest in the Loan Documents to Lender.

D. Pursuant to that certain Loan Extension Agreement (Mezzanine C) dated February 9, 2009, Borrower and Lender agreed to extend the maturity date of the Loan from February 9, 2009 to February 9, 2010.

E. Pursuant to that certain Second Loan Extension Agreement (Mezzanine C) dated February 9, 2010, Borrower and Lender agreed to extend the maturity date of the Loan from February 9, 2010 to February 9, 2011 (the "Maturity Date").

F. Mezzanine Borrower-A and Mezzanine Borrower-B have agreed with Mezzanine Lender-A and Mezzanine Lender-B, respectively, to payoff Mezzanine Loan-A and Mezzanine Loan-B at discounted amounts and Lender has agreed to consent to such discounted payoffs (collectively, the "Mezzanine A and B Payoff").

G. In connection with the Mezzanine A and B Payoff, all amounts currently in the Additional Advance Subaccount for the Mezzanine Loan-A and the Mezzanine Loan-B pursuant to Section 2.9.5 of the Mezzanine A Loan Agreement and the Mezzanine B Loan Agreement, respectively (which amount is currently equal to $11,696,779.23 in the aggregate) (the "Existing Mezzanine A and B Cash Reserves"), will be released by Mezzanine Lender-A and Mezzanine Lender-B to Mezzanine Borrower-A and Mezzanine Borrower-B, respectively; provided, however, the Existing Mezzanine A and B Cash Reserves shall remain in the existing Additional Advance Subaccounts currently held by Wells Fargo Bank, N.A. (the "Cash Management Bank") pursuant to the terms of that certain Subordinate Cash Management Agreement (Mezzanine Loan A) and that certain Subordinate Cash Management Agreement (Mezzanine Loan B) and the Existing Mezzanine A and B Cash Reserves shall be held for the benefit of Mezzanine Borrower-A and Mezzanine Borrower-B and used solely for funding the Mezzanine Loan-A and Mezzanine Loan-B portions of Additional Advances made pursuant to Section 2.9 of the Loan Agreement, the Mezzanine A Loan Agreement and the Mezzanine B Loan Agreement (according to the terms in such agreements as they exist on the date hereof) (the "Future Funding Obligations").

H. In connection with the Mezzanine A and B Payoff, Lender has agreed to make certain modifications to the Loan, including, inter alia, extending the Maturity Date to the Third Extended Maturity Date (i.e., February 9, 2012), permitting Borrower to repay the Loan at a potential discount, and permitting Borrower to extend the Term of the Loan for another twelve-month period, all as subject to the terms and conditions set forth herein.

I. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and undertakings herein contained, the parties hereto, intending to be legally bound, covenant and agree as follows:

              Recitals. Borrower and Lender each covenants and confirms that all of the above outlined Recitals set forth in this Amendment are true, correct and complete in every respect and are incorporated herein and made a part hereof. Borrower acknowledges that Lender in entering into this Amendment is relying on such covenants and confirmations.

              Ratification of Loan Documents. Borrower hereby acknowledges, reaffirms and ratifies each and all of Borrower's obligations, duties, covenants and liabilities to Lender under the Loan Documents, including, but not limited to, the obligation to pay to Lender all amounts due under the Note and other Loan Documents. Borrower further acknowledges and agrees that there are no claims, demands, offsets or defenses at law or in equity that would defeat or diminish the present and unconditional right of Lender to collect the indebtedness evidenced by the Note and to proceed to enforce the rights and remedies available to Lender as provided in the Note and the other Loan Documents or by law.

              Consent to Mezzanine A and B Payoff. Lender hereby consents to the Mezzanine A and B Payoff.

              Amendments to Loan Documents. As of the Effective Date, the Loan Documents are hereby modified as follows:

                Extension Options. Section 2.8 of the Loan Agreement is hereby amended as follows:

i. So long as Borrower satisfies the following conditions, the Term of the Loan shall be extended from the Second Extended Maturity Date to the Third Extended Maturity Date without necessity of notice from Borrower or the satisfaction of any other conditions set forth in Section 2.8 of the Loan Agreement:

(A) no Event of Default exists on the Second Extended Maturity Date; and

(B) Borrower delivers to Lender an Officer's Certificate confirming the accuracy of the information contained in (A) above.

If Borrower is unable to satisfy the foregoing conditions within the applicable time frame, Lender shall have no obligation to extend the Maturity Date.

ii. Borrower shall have the right, at its option, to extend the Term until not later than February 9, 2013 (the "Fourth Extended Maturity Date") upon fifteen (15) days prior notice to Lender, provided that the following conditions have been met:

(A) no Event of Default exists on the Third Extended Maturity Date;

(B) Borrower delivers to Lender an Officer's Certificate confirming the accuracy of the information contained in (A) above;

(C) the Maturity Date of the Senior Loan has been extended to the Fourth Extended Maturity Date; and

(D) although the Applicable Interest Rate shall be determined as provided in Section 2.2.3 of the Loan Agreement, from February 10, 2012 until the Fourth Extended Maturity Date in no event shall the Applicable Interest Rate be less than eight percent (8%) per annum.

Borrower shall keep Lender apprised of Borrower's negotiations with Senior Lender with respect to extending the Term of the Senior Loan to the Fourth Extended Maturity Date.

b. Reallocation of Capital Expenditure Advance Amount and Leasing Advance Amount. Borrower may reallocate the Additional Advances between the Capital Expenditure Advance Amount and the Leasing Advance Amount such that the maximums established in the Loan Agreement shall no longer be applicable (i.e., Borrower may request the use of Additional Advances in excess of the Maximum Capital Expenditure Advance Amount or the Maximum Leasing Advance Amount; provided that in no event shall the total of all Additional Advances made following the date of this Amendment exceed $5,558,188.49 in the aggregate). Notwithstanding such reallocations, all Additional Advances shall be subject to the conditions set forth in Section 2.9.

c. Alternate Repayment Amount. A new Section 2.3.4 shall be added to the Loan Agreement as follows:

"Section 2.3.4. Alternate Repayment Amount.

(a) Provided that no Event of Default shall have occurred and be continuing, Borrower shall have the right to payoff the Loan at the Alternate Repayment Amount (as defined below) upon five (5) days prior written notice to Lender, without premium or penalty, during either of the following time periods: (i) provided Borrower meets the conditions for extending the Term of the Loan at the Second Extended Maturity Date, at any time commencing on a date that is six (6) months prior to the Third Extended Maturity Date (i.e., commencing on August 9, 2011) and ending on the Third Extended Maturity Date or (ii) provided Borrower meets the conditions for extending the Term of the Loan at the Third Extended Maturity Date, at any time following the Third Extended Maturity Date and prior to the Fourth Extended Maturity Date (either such date, the "Alternate Repayment Date"). For purposes hereof, the following defined terms shall have the following meanings: (i) "Alternate Repayment Amount" shall mean the lesser of (i) $11,081,222, plus Lender's Pro-Rata Share (as defined below) of the Deemed Profit (as defined below), or (ii) $22,162,444; (ii) "Deemed Profit" shall be equal to the difference between the Gross Property Value (as defined below) and the Total Capitalization (as defined below); (iii) "Total Capitalization" shall equal the sum of (a) $55,000,000 plus (b) Sponsor's Contributed Capital (as defined below), plus (c) Lender's Contributed Capital (as defined below); (iv) "Gross Property Value" shall mean either (a) the gross sales price (less normal and customary closing costs payable to third parties) in conjunction with an arms-length sale of the Property to a bona fide third-party purchaser on the Alternate Repayment Date, or (b) the property value as mutually determined by Borrower and Lender, as of January 1, 2012 (or January 1, 2013 if the Term of the Loan is extended to the Fourth Extended Maturity Date), through the Appraisal Procedure (as defined below) conducted prior to the Alternate Prepayment Date; (v) "Lender's Pro-Rata Share" shall mean the amount determined by dividing Lender's Contributed Capital by the sum total of Sponsor's Contributed Capital plus Lender's Contributed Capital; (vi) "Sponsor's Pro Rata Share" shall mean the amount determined by dividing Sponsor's Contributed Capital by the sum total of Sponsor's Contributed Capital plus Lender's Contributed Capital; (vii) "Lender's Contributed Capital" shall mean $11,081,222; and (viii) "Sponsor's Contributed Capital" shall mean $40,030,912, which is the amount being paid by Sole Member or an affiliate thereof in connection with the Mezzanine A and B Payoff. For avoidance of doubt, Borrower shall continue to pay interest at the Applicable Interest Rate on the total unpaid principal balance of the Loan through the final Maturity Date or the Alternate Repayment Date, notwithstanding the right of Borrower to repay the Loan at the Alternate Repayment Amount. Upon Borrower's repayment of the Alternate Repayment Amount in accordance with this Section 2.3.4, the Loan and all obligations of Borrower under the Loan Documents shall be deemed fully satisfied (except for any obligations of Borrower that expressly survive payment in full of the Loan pursuant to the terms of the Loan Documents).

(b) In the event that the Appraisal Procedure shall be used to calculate the Alternate Repayment Amount, the parties shall proceed as follows (the following shall be the "Appraisal Procedure"):

(1) First, Borrower shall deliver to Lender a notice of valuation of the Property for purposes of calculating the Alternate Repayment Amount (the "Notice of Valuation"). Then, Borrower and Lender shall attempt, acting reasonably and in good faith, to agree upon the fair market value of the Property within fifteen (15) days following delivery by Borrower to Lender of the Notice of Valuation.

(2) In the event Borrower and Lender are unable to agree upon the fair market value of the Property within such 15-day period, either party may elect to request an appraisal by delivering notice to the other party (the "Appraisal Notice"). Following delivery by either party of the Appraisal Notice, Borrower and Lender shall attempt, acting reasonably and in good faith, to agree upon a single appraiser to conduct the appraisal of the Property. If Borrower and Lender are able to agree upon a single appraiser, such appraiser shall conduct an appraisal of the Property using the Appraisal Criteria (as defined below). Any appraiser(s) selected by Borrower and Lender must be disinterested and must demonstrate (1) current good standing in the American Institute of Real Estate Appraisers, as evidenced by a certificate from such institute, or current good standing as an Accredited Senior Appraiser in the discipline of business valuations in the American Society of Appraisers, as evidenced by a certificate from such society, and (2) past appraising experience of at least five (5) years following such certification, which experience shall include experience for at least five (5) years appraising office buildings located in Northern Virginia (a "Qualified Appraiser").

(3) If Borrower and Lender cannot agree upon a single appraiser within seven (7) days following issuance of the Appraisal Notice, either party may give the other party a written notice calling for appointment of an appraisal panel (the "Panel Notice").

(A) The Panel Notice shall designate one Qualified Appraiser selected by the electing party to serve on the appraisal panel. Upon receipt of the Panel Notice, the other party shall have seven (7) days to designate a second Qualified Appraiser to serve on the appraisal panel by giving written notice of such designation to the party that issued the Panel Notice. If such second appraiser is not so appointed and designated within such 7-day period, then the appraiser designated in the Panel Notice shall be the sole appraiser to determine the fair market value of the Property.

(B) Upon designation of the second appraiser, if timely designated, the first appraiser and the second appraiser shall appoint an additional Qualified Appraiser within seven (7) days following the designation of the second appraiser. If the first appraiser and the second appraiser are unable to agree upon such appointment within such 7-day period, then the party that sent the Panel Notice shall request such appointment by the president or executive committee of the Chapter of the American Institute of Real Estate Appraisers (or the chapter of the American Society of Appraisers, as applicable) which includes the Property within its jurisdiction or the chapter nearest to the Property.

(C) The appraisers appointed as the appraisal panel (the "Appraisal Panel") shall each appraise the Property taking into account appropriate indicators of the fair market value of the Property in a cash sale between a willing buyer and seller not under undue duress using a discounted cash flow approach and assuming a full lease-up of any vacant space over a reasonable period of time at market rates for rents, tenant improvements and leasing commissions, and assuming all necessary capital expenditures in the projected cash flows and shall report their findings to Borrower and Lender, within twenty-one (21) days of being appointed and engaged (the "Appraisal Criteria"). In the event that any member of the Appraisal Panel shall fail to deliver its report within such 21-day period, the party that designated such delinquent appraiser may dismiss the delinquent appraiser and appoint a new Qualified Appraiser.

(4) In the case of a single appraiser, the Gross Property Value shall be equal to the appraised value determined by the single appraiser. In the case of an Appraisal Panel, the Gross Property Value shall be equal to the mean of the two closest appraised values reported by the Appraisal Panel; provided that if the three values are equally distributed, the Gross Property Value shall be equal to the mean of the three appraised values reported by the Appraisal Panel.

(5) Upon the failure, refusal or inability of any appointed appraiser to act, a new appraiser shall be appointed in lieu thereof, which appointment shall be made in the same manner as the original appraiser failing, refusing or being unable to act.

(6) The appraisal shall state the appraised value as of January 1, 2012 (or January 1, 2013 if the Term of the Loan is extended until the Fourth Extended Maturity Date).

(c) Upon payment of the Alternate Payment Amount, Lender shall release to Borrower any amounts remaining in the Additional Advance Subaccount (or Borrower may elect to offset the Alternate Repayment Amount with any amounts remaining in the Additional Advance Subaccount, provided such amounts may be released to Lender on the Alternate Repayment Date)."

d. The following is hereby added to the Loan Agreement as Section 8.1(s) and Section 8.1(t):

"(s) The Existing Mezzanine A and B Cash Reserves shall be withdrawn from the Cash Management Bank for any purpose other than for the payment of the Future Funding Obligations; and"

"(t) Mezzanine Borrower-A and Mezzanine Borrower-B shall fail to fund (or shall fail to provide irrevocable directions to the Cash Management Bank to fund) the Mezzanine Loan-A and Mezzanine Loan-B portions of Additional Advances required to be made pursuant to Section 2.9 of the Mezzanine A Loan Agreement and the Mezzanine B Loan Agreement (according to the terms in such agreements as they exist on the date hereof) simultaneously with the funding of the portion of Additional Advances required to be made by Lender pursuant to Section 2.9 hereof."

5. Outstanding Principal Balance of the Loan. The outstanding principal balance of the Loan as of the date hereof is $22,162,444.00 in principal plus all unpaid and accrued interest. Borrower acknowledges and agrees that Borrower shall not be entitled to any additional advances of the Loan.

6. Conditions. This Amendment shall be of no force and effect until each of the following conditions has been met to the reasonable satisfaction of Lender:

a. Mezzanine A and B Payoff. The Mezzanine A and B Payoff shall have occurred and Borrower shall have provided evidence reasonably satisfactory to Lender that the Mezzanine Loan-A and the Mezzanine Loan-B have been satisfied in full.

b. Existing Mezzanine A and B Cash Reserves. Borrower shall have provided evidence reasonably acceptable to Lender that the Cash Management Bank has been notified that the Existing Mezzanine A and B Cash Reserves have been released by Mezzanine Lender-A and Mezzanine Lender-B and that such funds shall remain the Additional Advance Subaccounts currently held by the Cash Management Bank and shall be held for the benefit of the Mezzanine Borrower-A and the Mezzanine Borrower-B, respectively.

c. Receipt of Original Documents. Lender shall have received fully executed originals of this Amendment and any and all other documents and agreements that are required by this Amendment or otherwise reasonably deemed by Lender to be necessary or desirable to effectuate the transactions contemplated hereby.

d. Opinions of Counsel. Lender shall have received an opinion of counsel for Borrower in form and content satisfactory to Lender and its counsel as to due execution and authorization of this Amendment and the good standing of Borrower.

e. Representations and Warranties. All representations and warranties herein and in the other Loan Documents (as modified by this Amendment) shall be true, correct and complete as if made on the Effective Date, which representations and warranties shall survive execution of this Amendment. Notwithstanding the foregoing, representations and warranties made in the Loan Documents are subject to changed factual information delivered by Borrower to Lender in writing between the Closing Date and the Effective Date.

f. Fees and Expenses. Borrower shall have paid to Lender, as of the date hereof: (i) all costs and expenses incurred by Lender in connection with this Amendment, including, but not limited to, Lender's legal fees incident to the preparation and execution of this Amendment, provided, however, that the total of such legal fees shall not exceed $20,000; and (ii) a loan modification fee equal to Fifty Five Thousand Four Hundred Six and No/100 Dollars ($55,406.00).

7. Representations and Warranties. As an inducement to Lender to enter into Amendment, Borrower represents, warrants, covenants and agrees as follows:

a. Borrower has full power, authority and legal right to execute and deliver, and to perform and observe the provisions of, this Amendment and any document executed pursuant to or in connection with this Amendment and to carry out the transactions contemplated hereby.

b. This Amendment constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally and general principles of equity.

c. The execution and delivery of this Amendment, and any documents executed pursuant to this Amendment, and compliance with their respective terms as contemplated herein, will not result in a breach of any of the terms or conditions of, or result in the imposition of any lien, charge or encumbrance upon the Collateral pursuant to, or constitute a default (with due notice or lapse of time or both) or result in an occurrence of any event for which any holder or holders of indebtedness for money borrowed may declare the same due and payable under any indenture, agreement, order, judgment or instrument to which Borrower is a party or by which Borrower or the Collateral may be bound or affected, and will not violate any provision of applicable law.

d. Borrower covenants that no monetary default or Event of Default is occurring, or no event, which with the giving of notice or lapse of time or both could become an Event of Default, has occurred and is continuing as of the date of this Amendment.

e. All of the representations and warranties made by Borrower in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of such date, subject to changed factual information delivered by Borrower to Lender in writing between the Closing Date and the Effective Date.

f. Borrower is aware that each of the representations and warranties of Borrower contained in this Amendment is material to Lender in entering into this Amendment.

g. Any amounts paid by Mezzanine Borrower-A, Mezzanine Borrower-B and/or Sole Member or any affiliates of any of them with respect to the Mezzanine A and B Payoff (including, without limitation, the Sponsor's Contributed Capital) have been contributed as equity (and not a loan) and are absolutely, unconditionally and irrevocably subordinate in repayment to the Senior Loan and the Loan and Borrower shall provide confirmation of such subordination upon request of Lender.

8. Miscellaneous.

a. Borrower covenants and confirms that, except as specifically modified by this Amendment, all of the terms and conditions of the Loan Documents shall be unmodified and remain in full force and effect. This Amendment shall not be construed as a novation of the Note or the other Loan Documents. This Amendment shall not prejudice any present or future rights, remedies, benefits or powers belonging or accruing to Lender under the terms of the Loan Documents as amended by this Amendment.

b. Each and every one of the terms and provisions of this Agreement shall be binding upon Borrower, its successors and assigns and shall inure to the benefit of Lender, its successors and assigns.

c. If any one or more of the provisions contained in this Amendment is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

d. Borrower shall be responsible for the payment of all costs and expenses related to the modification and/or amendment of the Loan Documents set forth in this Amendment, to the extent set forth in Section 6(f) above.

e. This Agreement and the Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all previous negotiations and discussions between the parties, and no parol evidence of any prior or other agreement shall be permitted to contradict or vary the terms hereof. In the event of any inconsistencies between the provisions of this Amendment and the Loan Documents, the provisions of this Amendment shall control.

f. Unless the context otherwise specifies or requires, all of the terms used in this Amendment shall be applicable equally to the singular and plural forms of such terms and to all genders.

g. This Amendment may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement.

WITNESS the due execution of this First Amendment to Loan Agreement (Mezzanine C) as a document under seal, with the intent to be legally bound hereby.

BORROWER:

TPG-CENTERPOINTE MEZZANINE 3, LLC,

a Delaware limited liability company

By: /s/ John R. Sischo

Name: John R. Sischo

Title: Vice President

LENDER:

WHSF NEVADA LLC,

a Nevada limited liability company

By: Washington Holdings Structured Finance, LLC, a Washington limited liability company, its Managing Member

By: /s/ Ben Margoles__

Name: Ben Margoles

Its: Vice President